POWER OF ATTORNEY

June 14, 2024

KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints each of Junkoo Kim, David J. Lee and Maximilian Jo, acting individually, as the undersigned's true and lawful attorneys-in-fact and agents, with full power and authority, including substitution and revocation, as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(i)
execute for and on behalf of the undersigned, in the undersigned’s capacity as a director, officer or beneficial owner of shares of stock of WEBTOON Entertainment Inc., a Delaware corporation (the “Company”), any Schedule 13D or Schedule 13G, and any amendments, supplements or exhibits thereto (including any joint filing agreements) required to be filed by the undersigned under Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), any Form 3, 4 or 5 and any amendments, supplements or exhibits thereto required to be filed by the undersigned under Section 16(a) of the Exchange Act, as well as notices on Form 144 and amendments thereto, filed pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”);
(ii)
seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information
(iii)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, and any amendments thereto, Form 3, 4 or 5, and any amendments thereto, notices on Form 144 and amendments thereto, or any other required report relating to any of the foregoing and timely file such notices, forms or reports with the U.S. Securities and Exchange Commission (the “SEC”) and any stock exchange on which the stock of the Company is then listed; and
(iv)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in each such attorney-in-fact’s discretion.

The undersigned hereby acknowledges that (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor any attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act or Securities Act, as applicable, (ii) any liability of the undersigned for any failure to comply with such requirements, (iii) any obligation or liability under Section 13 of the Exchange Act, (iv) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act or (v) any liability resulting from a failure to qualify for the safe harbor under Rule 144; and (e) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act or Securities Act, including, without limitation, the reporting requirements under Section 13 and Section 16 of the Exchange Act or Rule 144 promulgated under the Securities Act, as applicable.

This Power of Attorney shall remain in full force and effect (and shall survive, if necessary, by incapacity and/or death) until the undersigned is no longer required to file Schedule 13D or Schedule 13G, Form 3, 4 or 5, notices on Form 144, or any amendments, supplements or exhibits to any of the foregoing with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

/s/ Namsun Kim
Namsun Kim

[Signature Page to Power of Attorney]